UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 14, 2026

NEXTPLAT CORP
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-40447	65-0783722
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Ansin Blvd, Suite A
Hallandale Beach, FL 33009
(Address of principal executive offices and zip code)

(305) 560-5381
(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.0001	NXPL	The Nasdaq Stock Market, Inc.

Item 1.01 Entry into a Material Definitive Agreement

On July 14, 2026, Progressive Care, LLC, an indirect subsidiary of NextPlat Corp (the “Company”), entered into a Membership Interest Purchase Agreement (the “Agreement”) with Ron G. Scott (the “Seller”) to acquire 100% of the membership interests in Scott’s Pharmacy, LLC, a community pharmacy in Molino, Florida (the “Target”).

The Company will acquire the Target for $1,500,000 in cash, subject to a post-signing inventory adjustment. $50,000 will be deposited in escrow as an initial payment, credited at closing. At closing, the Seller receives the balance (subject to inventory adjustment), and $50,000 is held back in escrow for indemnification.

Closing is targeted by September 30, 2026, with a one-time extension to October 31, 2026, available upon notice and an additional $50,000 deposit. If closing does not occur by the deadline (as extended), either party may terminate, with the Seller retaining the deposit as liquidated damages if the Purchaser is at fault, or returning it if the Seller is at fault.

The Purchaser has a 30-day due diligence period to review the Target and may terminate only for material issues discovered or the Seller’s failure to provide required information. The Company must also negotiate a lease for the Target’s premises during this period; failure to do so allows termination without penalty.

The Purchase Agreement contains customary representations, warranties, and covenants regarding organization, capitalization, financials, taxes, employees, compliance, and operations. The Seller and the Target must operate in the ordinary course and cooperate on consents and approvals. The Company must pursue regulatory approvals and not delay closing.

Closing conditions include accuracy of representations, performance of covenants, absence of prohibitions or material adverse effects, required consents, completion of due diligence, and lease arrangements. The Seller’s closing conditions include Purchaser’s performance and payment.

The Seller’s indemnification liability is capped at 10% of the Purchase Price (except for fraud), with $50,000 escrowed for 18 months post-closing. The Company also provides reciprocal indemnification. Survival periods for representations and covenants are customary.

At closing, the Seller will enter into a three-year Noncompetition Agreement covering Escambia County, Florida, and deliver customary documents. The Company will deliver the cash consideration and other closing deliverables.

Item 8.01 Other Events.

On July 15, 2026, the Company issued a press release announcing its entry into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report

Item 9.01. Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement, dated as of July 14, 2026 by and between Ron G. Scott and Progressive Care LLC
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTPLAT CORP.

	By:	/s/ David Phipps
	Name:	David Phipps
	Title:	Chief Executive Officer and President

Dated: July 15, 2026